Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Patrick R. Gruber, Chief Executive Officer of Gevo, Inc. (the “Registrant”), and I, Carolyn M. Romero, VP - Controller of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2019 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the period covered by the Report.

Date: November 12, 2019

/s/ Patrick R. Gruber
Patrick R. Gruber Chief Executive Officer (Principal Executive Officer)

/s/ Carolyn M. Romero
Carolyn M. Romero VP - Controller (Principal Financial Officer)